Exhibit 10.13

EXECUTION VERSION

AMENDMENT NUMBER TWO

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

dated as of July 13, 2018

between

BARCLAYS BANK PLC,

and

VELOCITY COMMERCIAL CAPITAL, LLC

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of this 25th day of March, 2019, by and between Barclays Bank PLC (“Barclays,” the “Purchaser” and “Agent”) and Velocity Commercial Capital, LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of July 13, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Purchaser and Seller.

WHEREAS, Purchaser, Agent and Seller have agreed to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of March 25, 2019 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2(a) of the Agreement is hereby amended by deleting the definition “Change of Control” in its entirety and replacing it with the following:

“Change of Control” shall mean the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than one or more Permitted Holders becomes the “beneficial owner,” directly or indirectly, of more than, at any time prior to an IPO, 30% and, at any time from and after an IPO, 50% of the voting stock of the Parent Company, measured by voting power rather than number of shares; provided that no direct or indirect holding company of the Parent Company that has no material assets or operations other than owning the capital stock of Seller or a Parent Entity will itself be considered a “person” or “group” for purposes of this clause (a); provided, further, that for the purpose of this clause (a), a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a securities purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement or (b) the Parent Company ceases to directly or indirectly own and control, of record and beneficially, 100% of the Equity Interests of Seller.

(b) Section 2(a) of the Agreement is hereby amended by adding the definition of “Board of Directors” in the appropriate alphabetical order as follows:

“Board of Directors” means, with respect to any Person, the board of managers, board of directors or comparable governing body of such Person (it being understood that, for example, in the case of a Person constituted as a sole-member-managed limited liability company or as a limited partnership with a sole general partner, the “comparable governing body of such Person” refers to the board of managers, board of directors or comparable governing body of the sole member or sole general partner, respectively).

(c) Section 2(a) of the Agreement is hereby amended by adding the definition of “Capital Stock” in the appropriate alphabetical order as follows:

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, including (where applicable) uncertified membership interests in a limited liability company.

(d) Section 2(a) of the Agreement is hereby amended by adding the definition of “Equity Interests” in the appropriate alphabetical order as follows:

“Equity Interests” shall mean, with respect to any Person, (a) any share or interest in Capital Stock (including any participation interest or divided ownership or profit sharing interest, however denominated) in such Person, whether voting or nonvoting and whether or not such share, warrant, option right or other interest is authorized or otherwise existing as of any date of determination, (b) any warrant, option or other right for the purchase or acquisition from such Person of any share or interest described in (a) above, (c) any security convertible into or exchangeable for any of the foregoing and (d) any other ownership interest in such Person (including partnership, member or trust interests therein).

(e) Section 2(a) of the Agreement is hereby amended by adding the definition of “IPO” in the appropriate alphabetical order as follows:

“IPO” shall mean the issuance by the Parent Company (or any Parent Entity of the Parent Company) of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

(f) Section 2(a) of the Agreement is hereby amended by adding the definition of “Parent Entity” in the appropriate alphabetical order as follows:

“Parent Entity” means any direct or indirect parent of the Parent Company that is a holding company with no material assets or operations other than holding (either directly or indirectly through one or more other Parent Entities) Capital Stock of the Parent Company (excluding, for avoidance of doubt, any investment vehicle of any Sponsor).

(g) Section 2(a) of the Agreement is hereby amended by adding the definition of “Permitted Holder” in the appropriate alphabetical order as follows:

“Permitted Holder” means (i) each of the Parent Company, the Sponsors and members of management and other employees of the Parent Company (or any Parent Entity) or any of its Subsidiaries and any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act, as amended, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and members of management and other employees, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Parent Company or any Parent Entity and (ii) any Parent Entity (including a Parent Entity formed in connection with an initial public offering of the Parent Company) that is formed not in connection with, or in contemplation of, a transaction that (but for the application to such Person of this clause (ii)) would constitute a Change of Control.

(h) Section 2(a) of the Agreement is hereby amended by adding the definition of “Sponsors” in the appropriate alphabetical order as follows:

“Sponsors” means, collectively, Snow Phipps Group LLC, Pacific Investment Management Company LLC and each of their respective Affiliates and any investment vehicle managed, advised or controlled by the foregoing or their respective Affiliates.

(i) Section 2(a) of the Agreement is hereby amended by adding the definition of “Voting Stock” in the appropriate alphabetical order as follows:

“Voting Stock” means, with respect to any Person, the Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

(j) Section 35 of the Agreement is hereby amended by deleting the proviso contained in clause (iv) thereto in its entirety. Purchaser and Agent acknowledge that the Program Documents and Purchaser’s and/or Agent’s name may be described and referred to in connection with filings and other communications Parent Company, Parent Entity or its Subsidiaries may make to the Securities and Exchange Commission, any securities exchange and others in connection with Parent Company or Parent Entity registering as or being a “public company” and that this Amendment shall serve as the prior written notice to Purchaser referred to in Section 35(iv) of the Agreement.

SECTION 2. Fees and Expenses. Seller agrees to pay to Purchaser all fees and out-of-pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out-of-pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that, as of the Amendment Effective Date, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6. Binding Effect; Governing Law. This amendment shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.

Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures, such as .pdf files, shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC, as Purchaser and Agent

By:	/s/ Ellen Kiernan
Name:	Ellen Kiernan
Title:	Director

VELOCITY COMMERCIAL CAPITAL, LLC, as Seller

By:	/s/ Jeff Taylor
Name:	Jeff Taylor
Title:	Executive Vice President

[Signature Page to Second Amendment to A&R Master Repurchase Agreement]